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                  Baxter International Inc. and Subsidiaries

    Exhibit 11.2 - Computation of Fully Diluted Earnings Per Common Share


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(Unaudited) (in millions, except per share data)             Three Months Ended
                                                                      March 31,
                                                             1996          1995
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EARNINGS
  Income from continuing operations applicable
   to common stock                                           $138           $98
  Income from discontinued operations                          20            47
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  Net income available for common stock                      $158          $145
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SHARES
  Weighted average number of common shares
   outstanding                                                272           281
  Additional shares assuming exercise of
   stock options, performance share awards and stock
   purchase plan subscriptions                                  5             3
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  Average common shares and equivalents outstanding           277           284
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FULLY DILUTED EARNINGS PER COMMON SHARE
  Income from continuing operations                         $0.50         $0.34
  Income from discontinued operations                        0.07          0.17
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  Net income                                                $0.57         $0.51
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